Exhibit 21.1

SUBSIDIARIES OF THE CO-REGISTRANTS

Subsidiaries of Language Line, Inc.

Subsidiary	Jurisdiction of Formation/Incorporation
Language Line, LLC	Delaware
Envok, LLC	Delaware
On Line Interpreters, Inc.	Illinois
Language Line Services, Inc.	Delaware
Language Line Dominican Republic, LLC	Delaware
Language Line Panama, LLC	Delaware
Language Line Panama Corp.	Panama
Language Line Costa Rica, LLC	Delaware
Language Line CR, S.A.	Costa Rica

Subsidiaries of Language Line, LLC

Subsidiary	Jurisdiction of Formation/Incorporation
Envok, LLC	Delaware
On Line Interpreters, Inc.	Illinois
Language Line Services, Inc.	Delaware
Language Line Dominican Republic, LLC	Delaware
Language Line Panama, LLC	Delaware
Language Line Panama Corp.	Panama
Language Line Costa Rica, LLC	Delaware
Language Line CR, S.A.	Costa Rica

Subsidiaries of Language Line Panama, LLC

Subsidiary	Jurisdiction of Formation/Incorporation
Language Line Panama Corp.	Panama

Subsidiaries of Language Line Costa Rica, LLC

Subsidiary	Jurisdiction of Formation/Incorporation
Language Line CR, S.A.	Costa Rica